Exhibit (q)(1)

TRANSAMERICA FUNDS

TRANSAMERICA SERIES TRUST

TRANSAMERICA ASSET ALLOCATION VARIABLE FUNDS

POWER OF ATTORNEY

We, the undersigned Trustees of Transamerica Funds, Transamerica Series Trust, and Transamerica Asset Allocation Variable Funds (collectively, the “Funds”) hereby revoke all previous powers of attorney we have given to sign and otherwise act in our names and behalf in matters involving the Funds and hereby constitute and appoint MARIJN P. SMIT, DENNIS P. GALLAGHER and TIMOTHY J. BRESNAHAN, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, all Registration Statements of Transamerica Funds and Transamerica Series Trust on Form N-1A and Transamerica Asset Allocation Variable Funds on Form N-3, or any successors thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements or any successors thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the U.S. Securities and Exchange Commission and the Commodity Futures Trading Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after December 2, 2021.

THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicate.

/s/ Marijn P. Smit
Marijn P. Smit, Trustee and Chairperson	Date:	December 10, 2021

/s/ Sandra N. Bane
Sandra N. Bane, Trustee	Date:	December 10, 2021

/s/ Leo J. Hill
Leo J. Hill, Trustee	Date:	December 10, 2021

/s/ Kathleen T. Ives
Kathleen T. Ives, Trustee	Date:	December 10, 2021

/s/ David W. Jennings
David W. Jennings, Trustee	Date:	December 10, 2021

/s/ Lauriann C. Kloppenburg
Lauriann C. Kloppenburg, Trustee	Date:	December 10, 2021

/s/ Fredric A. Nelson III
Fredric A. Nelson III, Trustee	Date:	December 10, 2021

/s/ John E. Pelletier
John E. Pelletier, Trustee	Date:	December 10, 2021

/s/ Patricia L. Sawyer
Patricia L. Sawyer, Trustee	Date:	December 10, 2021

/s/ John W. Waechter
John W. Waechter, Trustee	Date:	December 10, 2021

/s/ Alan F. Warrick
Alan F. Warrick, Trustee	Date:	December 10, 2021